Exhibit 99.1
         AEP Industries Elects Four New Members to Board Of Directors

    SOUTH HACKENSACK, N.J., Aug. 16 /PRNewswire-FirstCall/ -- AEP Industries Inc. (Nasdaq: AEPI, the "Company") today announced that Matthew Constantino, Eric L. Press, Robert V. Seminara and Jordan C. Zaken have joined its board of directors.

    The four new members fill the vacancies created by the resignations of Brian F. Carroll, Adam H. Clammer and Kevin M. Kelley, as well as William F. Stoll, Jr., as previously reported. The announcement of the resignations and subsequent elections are in conjunction with Apollo Management, L.P.'s acquisition of Borden Chemical Inc. from KKR Associates L.P.

    The only members of management who currently serve on the board of directors are J. Brendan Barba, Chairman, President and Chief Executive Officer, and Paul M. Feeney, Executive Vice President, Finance and Chief Financial Officer.

    Mr. Constantino, 31, joined Apollo in 2002. Prior to joining Apollo, Mr. Constantino was employed at ZS Fund L.P., a New-York-based private equity firm and before that was a member of the Mergers & Acquisitions group of Donaldson Lufkin & Jenrette. Mr. Constantino graduated from Wesleyan University with an A.B. in Economics, and from the Wharton School at the University of
Pennsylvania with an M.B.A. in Finance.   Mr. Constantino also serves on the
Board of Directors of Resolution Specialty Materials, Inc. Mr. Constantino's initial board term is set to expire in 2005.

    Mr. Press, 38, joined Apollo in 1998. From 1992 to 1998, Mr. Press was associated with the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. From 1987 to 1989, Mr. Press was a consultant with The Boston Consulting Group. Mr. Press graduated Magna Cum Laude from Harvard College with an A.B. in Economics, and from Yale Law School. Additionally, Mr. Press serves on the Boards of Directors of Quality Distribution, Inc. and WMC Residco, Inc. Mr. Press' initial board term is set to expire in 2006.

    Mr. Seminara, 32, joined Apollo in 2003. From 1996 to 2003, Mr. Seminara was a member of the Private Equity Group at Evercore Partners. Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Freres & Co. in the firm's Media & Communications Group. Mr. Seminara graduated Summa Cum Laude with a BS in Economics from the Wharton School of the University of Pennsylvania. Mr. Seminara serves on the Board of Directors of Borden Chemical, Inc. Mr. Seminara's initial board term is set to expire in 2006.

    Mr. Zaken, 29, joined Apollo in 1999. Prior to that time Mr. Zaken was employed by Goldman, Sachs & Co. in its Mergers & Acquisitions group. Mr. Zaken graduated Summa Cum Laude from the Wharton School at the University of Pennsylvania with a BS in Economics. Mr. Zaken's initial board term is set to expire in 2007.

    AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in ten countries throughout North America, Europe and Australasia.

    Except for historical information contained herein, statements in the release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with pricing, volume, EBITDA guidance and conditions of markets. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained from the Company.

SOURCE  AEP Industries Inc.
    -0-                             08/16/2004
    /CONTACT: Paul Feeney, Executive Vice President and Chief Financial Officer of AEP Industries, +1-201-807-2330, or feeneyp@aepinc.com /
    (AEPI)

CO:  AEP Industries Inc.
ST:  New Jersey
IN:  FIN FOD AGR
SU:  PER